Exhibit 99.2

Notice of Guaranteed Delivery

To Tender for Exchange of

8  3/4% Senior Exchange Notes due 2018, which have been registered under the

Securities Act of 1933, as amended,

for any and all outstanding 8 3/4% Senior Notes due 2018

Regulation S Notes (CUSIP U3010T AA3 and ISIN USU3010TAA35)

144A Notes (CUSIP 30218A AA0 and ISIN US30218AAA07)

of

Express, LLC

Express Finance Corp.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                      , 2010 (THE “EXPIRATION DATE”), UNLESS

EXTENDED BY EXPRESS, LLC AND EXPRESS FINANCE CORP. IN THEIR SOLE DISCRETION.

The Exchange Agent for the Exchange Offers is:

U.S. Bank National Association

By Registered Mail or Overnight Carrier:	By Hand Delivery:

U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107-2292	U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107-2292

Confirm by Telephone:

(800) 934-6802

For any questions regarding this notice of guaranteed delivery or for any additional information, you may contact the exchange agent by telephone at (800) 934-6802, or by facsimile at (651) 495-8158.

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

Notwithstanding anything contained in this Notice of Guaranteed Delivery or in the related letter of Transmittal, tenders can only be made through the Automated Tender Offer Program of The Depositary Trust Company (“DTC”) by DTC participants and Letters of Transmittal can only be accepted by means of an Agent’s Message.

As set forth in (i) the Prospectus, dated             , 2010 (the “Prospectus”), Express, LLC and Express Finance Corp. (together, the “Issuers”) and Express, Inc. and Express GC, LLC (together, the “Guarantors”) under “The Exchange Offer—Guaranteed Delivery Procedures” and (ii) the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by the Issuers and the Guarantors to exchange up to $250,000,000 in principal amount of the Issuers’ new 8 3/4% Senior Notes due 2018 for $250,000,000 in principal amount of the Issuers’ 8 3/4% Senior Notes due 2018 (the “Old Notes”), which Old Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended, this form or one substantially equivalent hereto must be used to accept the offer of the Issuers and the Guarantors if time will not permit all required documents to reach U.S. Bank, national association (the “Exchange Agent”) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by facsimile transmission, mail or hand to the Exchange Agent.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuers and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and the Letter of Transmittal.

All the authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

The undersigned hereby tenders the Old Notes listed below:

Account No. of Old Notes at the Depositary Trust Company	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*	Must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory: Name(s) of Registered Holder(s):	Date: Address: Area Code and Telephone No.:

This notice of guaranteed delivery must be signed by the registered holder(s) exactly as their name(s) appear(s) on certificate(s) for notes, if any, or on a security position listing as the owner of notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

3

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not To Be Used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Exchange Offers—Guaranteed Delivery Procedures”), and that the exchange agent will receive (a) a book-entry confirmation of the transfer of such notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message and a book-entry confirmation, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:
(Zip Code)

Area Code and Telephone Number:

Dated:

4